Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in the Current Report on Form 8-K/A and consent to the incorporation by reference in the Registration Statement on Form S-3 of Bank7 Corp. (Registration No. 333-261356) and Form S-8 (Registration No. 333-227437) of our report dated February 24, 2022 on the consolidated financial statements of Watonga Bancshares, Inc. which is included in this Current Report on Form 8-K/A.

WEAVER & TIDWELL, L.L.P.

Fort Worth, Texas
February 25, 2022